The Board of Directors
Ithaca Industries, Inc.



We consent to the use of our reports included herein by reference.

Our report dated March 27, 1997 contains an explanatory paragraph that states that the company emerged from bankruptcy and as of November 22, 1996, adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, FINANCIAL REPORTING BY ENTITIES IN
REORGANIZATION UNDER THE BANKRUPTCY CODE.





                                          /s/ KPMG Peat Marwick LLP
                                          KPMG PEAT MARWICK LLP



Atlanta, Georgia

July 25, 1997